Exhibit 5.1

June 10, 2015

China Biologic Products, Inc.
18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the registration statement on Form S-3ASR (No. 333-204761) (“the Registration Statement”), filed on June 5, 2015 by China Biologic Products, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Act, of shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), shares of the Company’s preferred stock, $0.0001 par value per share (the “Preferred Stock”), warrants to purchase any of the securities described above (the “Warrants”), and units consisting of Common Stock, Preferred Stock, and/or Warrants in any combination (the “Units”). The Registration Statement also relates to the proposed sale by certain selling stockholders to be identified in a Prospectus Supplement (as defined below) (the “Selling Stockholders”), from time to time, pursuant to Rule 415 under the Act, of shares of Common Stock (the “Selling Stockholder Securities,” and together with the Company Securities referred to herein as the “Securities”). The Securities are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”).

We understand that 3,000,000 shares of Common Stock of which 700,000 shares are to be sold by the Company and 2,300,000 shares are to be sold by the Selling Stockholders, plus an option to purchase up to an additional 450,000 shares of Common Stock granted to the underwriters of which 105,000 shares are to be sold by the Company and 345,000 shares are to be sold by the Selling Stockholders (collectively, the “Shares”), to the underwriters for resale to the public as described in the Registration Statement as well as the Prospectus Supplement, dated as of June 5, 2015, relating to the offering of the Shares thereto, and pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of June 10, 2015, by and among the Company, the Selling Stockholders and the representatives on behalf of the several underwriters named therein, which is to be filed as an exhibit to the Company’s Current Report on Form 8-K.

As legal counsel to the Company and the Selling Stockholders with respect to matters in connection with the public offering, we have examined copies of the Underwriting Agreement, the Registration Statement, the Prospectus that forms a part thereof and the Prospectus Supplement thereto related to the offering of the Shares, which was dated as of June 5, 2015 and was filed by the Company in accordance with Rule 424(b) promulgated under the Securities Act of 1933. We have also examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.

China Biologic Products, Inc.

June 10, 2015

In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures, (ii) the conformity to the originals of all documents submitted to us as copies, and (iii) the truth, accuracy, and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. Based upon the foregoing, we are of the opinion that the Shares, when issued and sold by the Company and when sold by the Selling Stockholders, each in the manner described in the Registration Statement and the Underwriting Agreement, will be duly authorized, validly issued, fully paid and non-assessable. We express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K, filed on or about June 10, 2015, for incorporation by reference into the Registration Statement.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati